As filed with the U.S. Securities and Exchange Commission on October 5, 2020.

Registration Statement No. 333-236401

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 4 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

EDISON NATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	3944	82-2199200
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Edison Nation, Inc.

1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

(866) 536-0943

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher B. Ferguson

Chief Executive Officer

Edison Nation, Inc.

1 West Broad Street, Suite 1004

Bethlehem, Pennsylvania 18018

(484) 893-0060

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joseph Lucosky, Esq.

Lucosky Brookman LLP

111 Broadway, Suite 807

New York, NY 10006

(212) 332-8160

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [X]	Smaller reporting company [X]

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [X]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Security (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)(4)
Common Stock, $0.001 par value per share, underlying Selling Agent Warrants issued in connection with the Company’s Initial Public Offering	65,626	2.61	171,284	22.23
Common Stock, $0.001 par value per share, underlying Placement Agent Warrants issued in connection with the placement of the Company’s Senior Convertible Promissory Notes	24,366	2.61	63,595	8.25
Common Stock, $0.001 par value per share, underlying Placement Agent Warrants issued in connection with the PIPE Financing (defined below)	70,500	2.61	184,005	23.88
Common Stock, $0.001 par value per share, issued in connection with the O’Leary Financing (defined below)	13,000	2.61	33,930	4.40
Common Stock, $0.001 par value per share, underlying Warrants issued in connection with the O’Leary (defined below)	25,000	2.61	65,250	8.47
Common Stock, $0.001 par value per share, issued in connection with the Rawls Financing (defined below)	66,000	2.61	172,260	22.36
Common Stock, $0.001 par value per share, underlying Warrants issued in connection with the Rawls (defined below)	125,000	2.61	326,250	42.35
Common Stock, $0.001 par value per share, issued in connection with the Solit Financing (defined below)	26,000	2.61	67,860	8.81
Common Stock, $0.001 par value per share, underlying Warrants issued in connection with the Solit (defined below)	50,000	2.61	130,500	16.94
Common Stock, $0.001 par value per share, issued in connection with the Greentree Financing (defined below)	160,000	2.61	417,600	33.88
Common Stock, $0.001 par value per share, underlying Warrants issued in connection with the Greentree Financing (defined below)	550,000	2.61	1,435,500	186.33
Total	1,175,492	$2.61	$3,068,034	$377.90

(1)	Pursuant to Rule 416 under the Securities Act, the shares registered hereby also include an indeterminate number of additional shares as may from time to time become issuable by reason of stock splits, distributions, recapitalizations or other similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, on the basis of the average high and low sales price of the Registrant’s common stock as reported by The Nasdaq Capital Market on February 11, 2020.
(3)	The fee is calculated by multiplying the aggregate offering amount by 0.0001298, effective October 1, 2019, pursuant to Section 6(b) of the Securities Act.
(4)	Previously paid

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The purpose of this Amendment No. 4 on Form S-1/A to the Registration Statement on Form S-1 (the “Registration Statement”) of Edison Nation, Inc. (the “Company”), filed with the Securities and Exchange Commission on February 12, 2020, as amended on August 28, 2020 via Amendment No. 3, is to update Item 16 to provide an updated consent under Exhibit 23.1.

No other changes have been made to the Registration Statement, and no changes have been made to the related prospectus made part of the Registration Statement. This Amendment does not otherwise reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the original Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits.

		Incorporated By Reference
Exhibit		to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith
3.1	Articles of Merger, filed with the Secretary of State of Nevada effective September 7, 2018	8-K	3.1	September 12, 2018
3.2	Second Amended and Restated Bylaws of Edison Nation, Inc.	8-K	3.2	September 12, 2018
3.3	Second Amended and Restated Articles of Incorporation of Edison Nation, Inc.	8-K	3.1	March 26, 2020
5.1	Legal opinion of Lucosky Brookman LLP	S-1/A	5.1	August 28, 2020
10.1	Form of Senior Convertible Promissory Note	8-K	2.1	July 6, 2018
10.1	Membership Interest Purchase Agreement dated June 29, 2018	8-K	10.1	July 6, 2018
10.2	Fifth Amended and Restated Operating Agreement of Edison Nation Holdings, LLC, dated September 4, 2018	8-K	10.2	September 6, 2018
10.3	Registration Rights Agreement dated September 4, 2018	8-K	10.3	September 6, 2018
10.4+	Amended and Restated Edison Nation, Inc. Omnibus Incentive Plan	8-K	3.3	September 12, 2018
10.5+	Employment Agreement, by and between Edison Nation, Inc. and Christopher Ferguson, dated September 26, 2018	8-K	10.1	October 5, 2018	+
10.6+	Employment Agreement, by and between Edison Nation, Inc. and Phil Anderson, dated September 26, 2018	8-K	10.2	October 5, 2018	+
10.7	Stock Purchase Agreement, dated October 24, 2018	8-K	10.1	October 30, 2018
10.8	Securities Purchase Agreement, dated March 6, 2019	8-K	10.1	March 13, 2019
10.9	Senior Convertible Promissory Note, dated March 6, 2019	8-K	10.2	March 13, 2019
10.10	Pledge Agreement, dated March 12, 2019	8-K	10.3	March 13, 2019
10.11	Form of Securities Purchase Agreement dated May 13, 2019	8-K	10.1	May 17, 2019
10.12	Form of Senior Convertible Promissory Note dated May 13, 2019	8-K	10.2	May 17, 2019
10.13	Settlement and Release Agreement dated June 17, 2019 with FirstFire Global Opportunities Fund, LLC	8-K	10.1	June 19, 2019
10.14	Loan Agreement with Tiburon Opportunity Fund, dated June 14, 2019	8-K	10.1	June 20, 2019
10.15	Operating Agreement of Ed Roses, LLC, dated August 23, 2019	S-1	10.18	February 12, 2020
10.16	Securities Purchase Agreement with Labrys Fund, LP, dated August 26, 2019	8-K	10.1	August 29, 2019
10.17	12% Convertible Promissory Note, dated August 26, 2019	8-K	10.2	August 29, 2019
10.18	Form of Share Purchase Agreement, dated October 2, 2019	8-K	10.1	October 4, 2019
10.19	Form of Registration Rights Agreement, dated October 2, 2019	8-K	10.2	October 4, 2019
10.20	Uber Mom Asset Purchase Agreement, dated November 6, 2019	S-1	10.23	February 12, 2020
10.21	Purchase of Inventory and Repurchase Agreement with Claudia McFillin and Joseph Tropea, dated November 12, 2019	S-1	10.24	February 12, 2020
10.22	Future Receivables Sale and Purchase Agreement with Velocity Group USA Inc., dated November 18, 2019	S-1	10.25	February 12, 2020
10.23	10% Senior Secured Note with 32 Entertainment LLC, dated December 4, 2019	S-1	10.26	February 12, 2020
10.24	Common Stock Purchase Warrant with 32 Entertainment LLC, dated December 4, 2019	S-1	10.27	February 12, 2020

		Incorporated By Reference
Exhibit		to			Filed
Number	Description	Form	Exhibit	Filing Date	Herewith
10.25	Registration Rights Agreement with 32 Entertainment LLC, dated December 4, 2019	S-1	10.28	February 12, 2020
10.26	Loan Agreement with Tiburon Opportunity Fund, dated January 2, 2020	S-1	10.29	February 12, 2020
10.27	5% Note Agreement with Equity Trust Company, Custodian FBO: Rawleigh H. Ralls, dated January 10, 2020	S-1	10.30	February 12, 2020
10.28	Common Stock Purchase Warrant with Equity Trust Company, Custodian FBO: Rawleigh H. Ralls, dated January 10, 2020	S-1	10.31	February 12, 2020
10.29	5% Note Agreement with Paul J. Solit and Julie B. Solit, dated January 15, 2020	S-1	10.32	February 12, 2020
10.30	Common Stock Purchase Warrant with Paul J. Solit and Julie B. Solit, dated January 15, 2020	S-1	10.33	February 12, 2020
10.31	5% Note Agreement with Richard O’Leary, dated January 17, 2020	S-1	10.34	February 12, 2020
10.32	Common Stock Purchase Warrant with Richard O’Leary, dated January 15, 2020	S-1	10.35	February 12, 2020
10.33	Loan Agreement with Greentree Financial Group, Inc., dated January 23, 2020	8-K	10.1	January 29, 2020
10.34	10% Convertible Promissory Note with Greentree Financial Group, Inc., dated January 23, 2020	8-K	10.2	January 29, 2020
10.35	Common Stock Purchase Warrant with Greentree Financial Group, Inc., dated January 23, 2020	8-K	10.3	January 29, 2020
10.36	Amendment Agreement with Greentree Financial Group, Inc., dated January 29, 2020	8-K	10.4	January 29, 2020
10.37	Asset Purchase Agreement between HMNRTH, LLC, TCBM Holdings, LLC and Edison Nation, Inc. and Scalematix, LLC dated March 11, 2020	8-K	10.1	March 12, 2020
10.38	Securities Purchase Agreement between Edison Nation, Inc. and Jefferson Street Capital, LLC dated April 7, 2020	8-K	10.3	April 27, 2020
10.39	Convertible Promissory Note between Edison Nation, Inc. and Jefferson Street Capital, LLC dated April 7, 2020	8-K	10.4	April 27, 2020
10.40	Securities Purchase Agreement between Edison Nation, Inc. and BHP Capital NY Inc. dated April 7, 2020	8-K	10.1	April 27, 2020
10.41	Convertible Promissory Note between Edison Nation, Inc. and BHP Capital NY Inc dated April 7, 2020	8-K	10.2	April 27, 2020
10.42	Promissory Note Small Business Administration-Paycheck Protection Program dated April 15, 2020	8-K	10.8	April 27, 2020
10.43	Consulting Agreement between Edison Nation, Inc. and Tiburon dated April 24, 2020	8-K	10.5	April 27, 2020
10.44	Debt Conversion Agreement between Edison Nation, Inc. and Tiburon Opportunity Fund dated April 24, 2020	8-K	10.6	April 27, 2020
10.45	Distributor Agreement between Edison Nation Holdings, LLC and Marrone Bio Innovations, Inc. dated May 13, 2020	10-K	10.45	May 29, 2020
10.46	Secured Line of Credit Agreement between Global Solutions, LLC, Edison Nation, Inc. and PPE Brickell Supplies, LLC dated May 20, 2020	8-K	10.1	May 26, 2020
10.47	Security Agreement between Global Solutions, LLC, Edison Nation, Inc. and PPE Brickell Supplies, LLC dated May 20, 2020	8-K	10.2	May 26, 2020
10.48	Agreement and Plan of Share Exchange Agreement between Edison Nation, Inc. PPE Brickell Supplies, LLC and Graphene Holdings, LLC dated May 20, 2020	8-K	10.3	May 26, 2020
10.49	Amended Limited Liability Company Agreement of Global Clean Solutions, LLC dated May 20, 2020	8-K	10.4	May 26, 2020
10.50	Purchase of Inventory and Repurchase Agreement between Edison Nation, Inc. and Fergco Bros, LLC dated May 7, 2020	10-K	10.50	May 29, 2020
10.51	Amendment to Purchase of Inventory and Repurchase Agreement between Edison Nation, Inc. and Fergco Bros, LLC dated May 15, 2020	10-K	10.51	May 29, 2020
10.52	Amendment to Senior Secured Note between Edison Nation, Inc. and 32 Entertainment, LLC dated May 19, 2020	10-K	10.52	May 29, 2020
10.53	Amended Subordinate Secured Note between Edison Nation, Inc and 32 Entertainment, LLC dated May 19, 2020	10-K	10.53	May 29, 2020
10.54	Agreement for the Purchase and Sale of Common Stock of Cloud B, Inc. dated February 17, 2020	8-K	10.1	February 21, 2020
10.55	Amendment to Note Agreement and Common Stock Purchase Warrant between Edison Nation, Inc. and Richard O’Leary dated July 10, 2020	S-1	10.55	July 16, 2020
10.56	Amendment to Note Agreement and Common Stock Purchase Warrant between Edison Nation, Inc. and Equity Trust Company, a Custodian FBO: Rawleigh H. Ralls IRA dated July 10, 2020	S-1	10.56	July 16, 2020
10.57	Amendment to Note Agreement and Common Stock Purchase Warrant between Edison Nation, Inc. and Paul J. Solit and Julie B. Solit dated July 10, 2020	S-1	10.57	July 16, 2020
10.58	Convertible Promissory Note between Edison Nation, Inc. and Jefferson Street Capital, LLC dated July 29, 2020	10-Q	10.30	August 18, 2020
10.59	Memorandum of Understanding between the Global Clean Solutions, LLC, Office Mart, Inc. and ZAAZ Medical, Inc. dated June 8, 2020	10-Q	10.31	August 18, 2020
10.60	Amendment to Memorandum of Understanding dated August 6, 2020	10-Q	10.32	August 18, 2020
21.1	List of Significant Subsidiaries	S-1	21.1	February 12, 2020
23.1	Consent of Marcum llp				*
23.2	Consent of Lucosky Brookman LLP
	(reference is made to Exhibit 5.1)	S-1/A	5.1	August 28, 2020
101.INS	XBRL Instance Document	S-1/A	101.INS	August 28, 2020
101.SCH	XBRL Taxonomy Extension Schema Document	S-1/A	101.SCH	August 28, 2020
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document	S-1/A	101.CAL	August 28, 2020
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document	S-1/A	101.DEF	August 28, 2020
101.LAB	XBRL Taxonomy Extension Label Linkbase Document	S-1/A	101.LAB	August 28, 2020
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document	S-1/A	101.PRE	August 28, 2020

     *     Filed herewith.

     +     Denotes a management compensatory plan, contract or arrangement

(b)       Financial statement schedules.

No financial statement schedules are provided because the information called for is not required or is shown in the consolidated financial statements or related notes.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bethlehem, Pennsylvania, on October 5, 2020.

EDISON NATION , INC.

By:	/s/ Christopher B. Ferguson
Christopher B. Ferguson
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose individual signature appears below hereby authorizes and appoints Christopher B. Ferguson and Brett Vroman, and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this Registration Statement on Form S-1, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Christopher B. Ferguson	Chief Executive Officer and Chairman of the Board of Directors	October 5, 2020
Christopher B. Ferguson	(Principal Executive Officer)

/s/ Brett Vroman	Chief Financial Officer	October 5, 2020
Brett Vroman	(Principal Financial Officer and Principal Accounting Officer)

/s/ Louis Foreman	Director	October 5, 2020
Louis Foreman

/s/ Frank Jennings	Director	October 5, 2020
Frank Jennings

/s/ Kevin J. O’Donnell	Director	October 5, 2020
Kevin J. O’Donnell

/s/ Mary Ann Halford	Director	October 5, 2020
Mary Ann Halford